Exhibit 10.9

ELEVENTH LOAN MODIFICATION AGREEMENT

This Eleventh Loan Modification Agreement (this “Loan Modification Agreement”) is entered into as of June 9, 2011, and is effective as of April 30, 2011, by and between SILICON VALLEY BANK, a California corporation with a loan production office located at 2400 Hanover Street, Palo Alto, CA 94304 (“Bank”) and MERU NETWORKS, INC., a Delaware corporation with its chief executive office located at 894 Ross Drive, Sunnyvale, California 94089 (“Borrower”).

1.             DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS.  Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of January 29, 2007, evidenced by, among other documents, a certain Loan and Security Agreement dated as of January 29, 2007, between Borrower and Bank, as amended by a certain First Loan Modification Agreement dated as of November 30, 2007, between Borrower and Bank, as further amended by a certain Second Loan Modification Agreement dated as of July 30, 2008, between Borrower and Bank, as further amended by a certain Third Loan Modification Agreement dated as of November 30, 2008, between Borrower and Bank, as further amended by a certain Fourth Loan Modification Agreement dated as of February 26, 2009, between Borrower and Bank, as further amended by a certain Fifth Loan Modification Agreement dated as of April 27, 2009, between Borrower and Bank, as further amended by a certain Sixth Loan Modification Agreement dated as of March 22, 2010, between Borrower and Bank, as further amended by a certain Seventh Loan Modification Agreement (“Seventh Amendment”) dated as of June 29, 2010, between Borrower and Bank, as further amended by a certain Eighth Loan Modification Agreement dated as of September 2010, between Borrower and Bank, as further amended by a certain Ninth Loan Modification Agreement dated as of December 17, 2010, between Borrower and Bank, and as further amended by a certain Tenth Loan Modification Agreement dated as of March 9, 2011, between Borrower and Bank (as amended, the “Loan Agreement”).  Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2.             DESCRIPTION OF COLLATERAL.  Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement and that certain Intellectual Property Security Agreement dated as of January 29, 2007, between Borrower and Bank (the “IP Security Agreement” and together with the Loan Agreement and any other collateral security granted to Bank, the “Security Documents”).  Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations, shall be referred to as the “Existing Loan Documents”.

3.             DESCRIPTION OF CHANGE IN TERMS.

A.                                   Modifications to Loan Agreement.

1.                                       The Loan Agreement shall be amended by deleting Section 6.2 thereof (entitled “Financial Statements, Reports, Certificates”) in its entirety and replacing such Section 6.2 with the following:

“6.2        Financial Statements, Reports, Certificates.

(a)           Borrower shall provide Bank with the following:

(i)            a Transaction Report weekly and at the time of each request for an Advance; provided that, if no Event of Default has occurred and is continuing, Borrower shall not be required to provide Bank with such Transaction Reports at such times if (A) a Streamline Period is in effect, or (B) according to the most recent financial statements of Borrower the Quick Ratio Test has been met;

(ii)           within thirty (30) days after the end of each month,

(A)          monthly accounts receivable agings, aged by invoice date,

(B)           monthly accounts payable agings, aged by invoice date, and outstanding or held cheek registers, if any,

(C)           monthly reconciliations of accounts receivable agings (aged by invoice date), transaction reports, and general ledger,

(D)          monthly Transaction Reports (including sales, credit memos and collections journals);

(iii)          as soon as available and in any event within thirty (30) days after the end of each month, monthly unaudited financial statements;

(iv)          within thirty (30) days after the end of each month a monthly Compliance Certificate signed by a Responsible Officer, certifying that as of the end of such month, Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth in this Agreement and such other information as Bank shall reasonably request, including, without limitation, a statement that at the end of such month there were no held checks;

(v)           annual operating budgets (including income statements, balance sheets and cash flow statements, by month) for the upcoming fiscal year of Borrower, and (B) annual financial projections for the following fiscal year (on a quarterly basis), in each case approved by Borrower’s board of directors within thirty (30) days after the last day of Borrower’s prior fiscal year, together with any related business forecasts used in the preparation of such annual financial projections;

(vi)          as soon as available, and in any event within one hundred eighty (180) days following the end of Borrower’s fiscal year, annual financial statements certified by, and with an unqualified opinion of, independent certified public accountants acceptable to Bank; and

(vii)         in the event that Borrower is or becomes subject to the reporting requirements under the Securities Exchange Act of 1934, as amended, within five (5) days after filing, all reports on Form 10-K, 10-Q and 8 K filed with the Securities and Exchange Commission or a link thereto on Borrower’s or another website on the Internet.

(b)           Prompt written notice of (i) any material change in the composition of the Intellectual Property (ii) the registration of any Copyright. Including any subsequent ownership right of Borrower in or to any Copyright, Patent or Trademark not shown in the IP Security Agreement, or (iii) Borrower’s knowledge of an event that materially adversely affects the value of the Intellectual Property.”

2.                                       The Loan Agreement shall be amended by deleting Section 6.6 thereof (entitled “Access to Collateral, Books and Records”) in its entirety and replacing such Section 6.6 with the following:

“6.6        Access to Collateral, Books and Records.  At any time during which Credit Extensions under the Revolving Line are outstanding or have been requested, at reasonable times on one (1) Business Day’s notice (provided no notice is required if an Event of Default has occurred and is continuing), Bank, or its agents, shall have the right to inspect the Collateral and the right to audit and copy Borrower’s Books.  Such inspections or audits shall be conducted no more often than twice every twelve (12) months unless an Event of Default has occurred and is continuing. The foregoing inspections and audits shall be at Borrower’s expense, and the charge therefor shall be $850 per person per day (or such higher amount as shall represent Bank’s then-current standard charge for the same), plus reasonable out-of-pocket expenses, in the event Borrower and Bank schedule an audit more than ten (10) days in advance, and Borrower cancels or seeks to reschedules the audit with less than ten (10) days written notice to Bank, then (without limiting any of Bank’s rights or remedies), Borrower shall pay Bank a fee of $1,000 plus any out-of-pocket expenses incurred by Bank to compensate Bank for the anticipated costs and expenses of the cancellation or rescheduling.”

3.                                       The Loan Agreement shall be amended by deleting Section 6.9(b) thereof (entitled “Adjusted Quick Ratio”) in its entirety and replacing such Section 6.9(b) with the following:

“              (b)           Adjusted Quick Ratio.  (i) Commencing with the month ended March 31, 2009 through and including the month ending July 31, 2010, an Adjusted Quick Ratio of at least 0.70:1.00, (ii) commencing with the month ending August 31, 2010 through and including April 30, 2011, an Adjusted Quick Ratio of at least 1.5:1.00, and (iii) commencing with the month ending May 31, 2011 and thereafter, an Adjusted Quick Ratio of at least 1.75:1.00.”

4.                                       The Loan Agreement shall be amended by inserting the following new Section 6.13 immediately following Section 6.12 thereof (entitled “Further Assurances”):

“6.13      Formation or Acquisition of Subsidiaries.  At the time that Borrower forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after June 9, 2011, at the reasonable request of Bank, Borrower shall (a) cause such new Subsidiary to enter into a joinder to this Agreement to cause such Subsidiary to become a co-borrower hereunder, together with such appropriate security interests, financing statements and/or Control Agreements, all in form and substance satisfactory to Bank (including being sufficient to grant Bank a first priority Lien (subject only to Permitted Liens that expressly have superior priority to Bank’s Lien under this Agreement) in and to the assets of such newly formed or acquired Subsidiary), (b) provide to Bank appropriate certificates and powers, pledging all of the direct or beneficial ownership interest in such new Subsidiary in form and substance satisfactory to Bank, and (c) provide to Bank all other documentation in form and substance satisfactory to Bank, including one or more opinions of counsel satisfactory to Bank, which in its opinion is appropriate with respect to the execution and delivery of the applicable documentation referred to above.  Any document, agreement, or instrument executed or issued pursuant to this Section 6.13 shall be a Loan Document.”

5.                                       The Loan Agreement shall be amended by deleting Section 7.3 thereof (entitled “Mergers and Acquisitions”) in its entirety and replacing such Section 7.3 with the following:

“7.3        Mergers or Acquisitions.  Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, except for Permitted Acquisitions.  A Subsidiary may merge or consolidate into another Subsidiary or into Borrower.”

6.                                       The Loan Agreement shall be amended by deleting the following terms and their respective definitions appearing in Section 13.1 thereof and replacing them in such Section 13.1 with the following terms and their respective definitions appearing below:

“              “Adjusted Quick Ratio” means the ratio of (A) Borrower’s unrestricted and unencumbered cash, unrestricted and unencumbered Cash Equivalents and investments with maturities of fewer than 12 months determined according to GAAP, plus the amount of Borrower’s net billed accounts receivable, TO (B) the total of Borrower’s current liabilities, but not including (i) non-refundable deferred revenue or maintenance deferred revenue, and (ii) after the 2010 Effective Date, warrant liability expenses.”

“              “Revolving Line Maturity Date” is the earliest of (a) August 31, 2011, or (b) the occurrence of an Event of Default.”

7.                                       The Loan Agreement shall be amended by inserting the following term and its definition, in alphabetical order, in Section 13.1 thereof:

“              “Permitted Acquisitions” is the purchase or other acquisition by Borrower or a Subsidiary of all of the equity interests in, or all or substantially all of the property of, any Person that, upon the consummation thereof, will be wholly-owned directly by Borrower or one or more of its wholly-owned Subsidiaries (including as a result of a merger or consolidation); provided that with respect to each such purchase or other acquisition:

(a)           Borrower shall cause any new Subsidiary to comply with the requirements of Section 6.13; and

(b)           the lines of business of the Person to be (or the property of which is to be) so purchased or otherwise acquired shall be substantially the same lines of business as one or more of the principal businesses of Borrower and its Subsidiaries in the ordinary course; and

(c)           such purchase or other acquisition shall not include or result in any contingent liabilities unless approved in writing by Bank; and

(d)           Borrower is the surviving legal entity of such purchase or other acquisition; and

(e)           no Event of Default shall have occurred and be continuing or result from such purchase or other acquisition; and

(f)            the pro forma capital structure of Borrower shall be reasonably satisfactory to Bank; and

(g)           the Person (or property, as applicable) to be purchased is located in the United States; and

(h)           Borrower shall provide Bank with at least ten (10) Business Days prior written notice of such purchase or other acquisition in accordance with Section 10, together with a description of the proposed acquisition or purchase, all diligence materials (including, without limitation, a certificate of a Responsible

Officer, in form and substance reasonably satisfactory to Bank certifying that, as of the date thereof, the proposed purchase or acquisition is in compliance with Section 6.9(b) hereof and accompanied by calculations in support thereof) and other documents and information reasonably requested by Bank, each of which shall be in form and substance reasonably satisfactory to Bank; and

(i)            Borrower shall provide evidence acceptable to Bank that any assets acquired by Borrower in connection with such purchase or other acquisition are free and clear of all Liens, except for Permitted Liens.”

8.                                       The Compliance Certificate appearing as Exhibit E to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Exhibit A hereto.  All references in the Loan Agreement to the Compliance Certificate shall be deemed to refer to Exhibit A hereto.

B.                                     Waiver.  Bank hereby waives Borrower’s (a) existing default under the Loan Agreement by virtue of Borrower’s failure to comply with the financial covenant set forth in Section 6.9(b) thereof (Adjusted Quick Ratio) as of the months ending January 31, 2011, February 28, 2011, and March 31, 2011, and (b) anticipated default under the Loan Agreement by virtue of Borrower’s failure to comply with the financial covenant set forth in Section 6.9(b) thereof (Adjusted Quick Ratio) as of the month ended April 30, 2011. Bank’s waiver of Borrower’s compliance of said financial covenant shall apply only to the foregoing specific periods.

4.             FEES.  Borrower shall pay to Bank a modification fee equal to Two Thousand Three Hundred Thirty-Three Dollars ($2,333.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof.  Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with this amendment to the Existing Loan Documents.

5.             RATIFICATION OF INTELLECTUAL PROPERTY SECURITY AGREEMENT.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of the IP Security Agreement and acknowledges, confirms and agrees that said IP Security Agreement contains an accurate and complete listing of all Intellectual Property Collateral as defined in said IP Security Agreement, which shall remain in full force and effect.

6.             RATIFICATION OF REPRESENTATIONS AND WARRANTIES.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Representations and Warranties dated as of January 9, 2007, between Borrower and Bank (the “Representations and Warranties”), and acknowledges, confirms and agrees the disclosures and information Borrower provided to Bank in the Representations and Warranties have not changed, as of the date hereof, except (a) that Borrower has an additional subsidiary, Meru Networks International, Inc., a Delaware corporation, (b) that Borrower’s chief executive address is 894 Ross Drive, Sunnyvale, California 94089, and (c) as set forth on Annex A of the Seventh Amendment.

7.             AUTHORIZATION TO FILE.  Borrower hereby authorizes Bank to file UCC financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to further perfect or protect Bank’s interest in the Collateral, including a notice that any disposition of the Collateral, by either Borrower or any other Person, shall be deemed to violate the rights of Bank under the Code.

8.             CONSISTENT CHANGES.  The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

9.             RATIFICATION OF LOAN DOCUMENTS.  Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to Bank and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

10.           NO DEFENSES OF BORROWER.  Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if

Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

11.           CONTINUING VALIDITY.  Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents.  Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect.  Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations.  Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations.  It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing.  No maker will be released by virtue of this Loan Modification Agreement.

12.           RIGHT OF SET-OFF.  In consideration of Bank’s agreement to enter into this Loan Modification Agreement, Borrower hereby reaffirms and hereby grants to Bank, a lien, security interest and right of set off as security for all Obligations to Bank, whether now existing or hereafter arising upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Bank or any entity under the control of Bank (including a Bank subsidiary) or in transit to any of them.  At any time after the occurrence and during the continuance of an Event of Default, without demand or notice, Bank may set off the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral securing the loan.  ANY AND ALL RIGHTS TO REQUIRE BANK TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

13.           JURISDICTION/VENUE.  Borrower accepts for itself and in connection with its properties, unconditionally, the exclusive jurisdiction of any state or federal court of competent jurisdiction in the State of California in any action, suit, or proceeding of any kind against it which arises out of or by reason of this Loan Modification Agreement.  NOTWITHSTANDING THE FOREGOING, BANK SHALL HAVE THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION WHICH BANK DEEMS NECESSARY OR APPROPRIATE IN ORDER TO REALIZE ON THE COLLATERAL OR TO OTHERWISE ENFORCE BANK’S RIGHTS AGAINST BORROWER OR ITS PROPERTY.

14.           CONFIDENTIALITY.  Bank may use confidential information for the development of databases, reporting purposes, and market analysis, so long as such confidential information is aggregated and anonymized prior to distribution unless otherwise expressly permitted by Borrower.  The provisions of the immediately preceding sentence shall survive the termination of the Loan Agreement.

15.           COUNTERSIGNATURE.  This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

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This Loan Modification Agreement is executed under the laws of the State of California as of the date first written above.

BORROWER:		BANK:

MERU NETWORKS, INC.		SILICON VALLEY BANK

By:	/s/ Brett White	By:	/s/ Nick Tsiagkas

Name:	Brett White	Name:	Nick Tsiagkas

Title:	CFO	Title:	Relationship Manager

Exhibit A

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	MERU NETWORKS, INC.

The undersigned authorized officer of Meru Networks, Inc. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”) (1) Borrower is in complete compliance for the period ending                                  with all required covenants except as noted below, (2) there are no Events of Default. (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the test thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign federal, state and local taxes assessments deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.  Attached are the required documents supporting such certification.  The undersigned certifies that these are prepared in accordance with generally GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificates	Monthly within 30 days	Yes No

10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No

Annual financial statement (CPA Audited)	FYE within 180 days	Yes No

Transaction Reports	At the times set forth in Section 6.2(a)(i) of the Agreement	Yes No

A/R & A/P Agings, monthly reconciliations and transaction reports, Transaction Reports (as specified in Section 6.2(a)(ii) of the Agreement)	Monthly within 30 days	Yes No

Board-approved annual operating budgets and financial projections	Within 30 days after prior FYE	Yes No

The following Intellectual Property was registered after the Effective Date (if no registrations, state “None”)

Financial Covenant	Required	Actual	Complies

Maintain at all times (to be tested as indicated below):

Adjusted Quick Ratio (to be tested monthly)	*	:1:00	Yes No

*as set forth in Section 6.9(b) of the Loan and Security Agreement.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

Meru Networks, Inc.	BANK USE ONLY

Received by:
By:		AUTHORIZED SIGNER
Name:	Date:
Title:
Verified:
AUTHORIZED SIGNER

Dated:

Compliance Status: Yes No